As filed with the United States Securities and Exchange Commission on October 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETSTREIT Corp.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	84-3356606
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5910 N. Central Expressway

Suite 1600

Dallas, Texas 75206

972-200-7100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

NETSTREIT Corp. 2019 Omnibus Incentive Compensation Plan

(Full title of the plan)

Mark Manheimer

President and Chief Executive Officer

NETSTREIT Corp.

5910 N. Central Expressway

Suite 1600

Dallas, Texas 75206

972-200-7100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christina L. Roupas

Courtney M.W. Tygesson

Winston & Strawn LLP

35 West Wacker Drive

Chicago, IL 60601

312-558-5600

312-558-5700 (Facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be Registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.01 per share	100,578(1)	$17.89	$1,799,340.42	$196.31

(1)	This Registration Statement is being filed with the U.S. Securities and Exchange Commission (the “SEC”) to register additional shares of the common stock, par value $0.01 per share (the “Common Stock”), of NETSTREIT Corp., a Maryland corporation (the “Registrant”), that may be issued pursuant to the NETSTREIT Corp. 2019 Omnibus Incentive Compensation Plan (the “Plan”).
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock of the Registrant which, as a result of share splits, share dividends, recapitalizations or any other similar transactions effected without the receipt of consideration, are issued in accordance with the provisions of the Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act based on the average of the high and low prices of one share of Common Stock on the New York Stock Exchange on October 27, 2020.

EXPLANATORY NOTE

In connection with the completion of the Company’s initial public offering (the “IPO”) in August 2020, the Company initially reserved 1,994,398 shares of Common Stock for issuance under the Plan, which amount constituted 7% of the aggregate shares of Common Stock sold in the IPO and prior private offering on a diluted basis. Pursuant to the terms of the Plan, the number of shares of Common Stock reserved for issuance under the Plan was to be increased by an amount equal to 7% of the number of shares of Common Stock sold by the Company to the underwriters of the IPO pursuant to the exercise of the underwriters’ overallotment option. On September 16, 2020, the underwriters of the IPO partially exercised their overallotment option and purchased an additional 1,436,829 shares of Common Stock, thus increasing the number of shares of Common Stock available for issuance under the Plan by 100,578 shares.

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed to register the additional 100,578 shares of Common Stock that were added to the Plan as a result of the exercise of the underwriters’ overallotment option, which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the SEC on August 14, 2020 (Registration No. 333-246385), which is hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is incorporating by reference into this Registration Statement the filings listed below and any additional documents that the Registrant may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on October 29, 2020;

•	the Registrant’s Current Report on Form 8-K filed with the SEC on August 21, 2020;

•	the Registrant’s prospectus, dated August 13, 2020 and filed with the SEC on August 14, 2020, pursuant to Rule 424(b) under the Securities Act relating to the Company’s Registration Statement on Form S-11, as amended (Registration No. 333-239911); and

•	the description of the Registrant’s shares of Common Stock contained in the Registration Statement on Form 8-A pursuant to Section 12(b) of the Exchange Act, as filed with the SEC on August 12, 2020, including any amendment or report filed for the purpose of updating such descriptions.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Articles of Amendment and Restatement of NETSTREIT Corp. (incorporated by reference to Exhibit 3.1 of the Form S-11 (File No. 333-239911) filed with the SEC on July 17, 2020).
4.2	Articles Supplementary of NETSTREIT Corp. (incorporated by reference to Exhibit 3.2 of the Form S-11 (File No. 333-239911) filed with the SEC on July 17, 2020).
4.3	Articles of Amendment of NETSTREIT Corp. (incorporated by reference to Exhibit 3.3 of the Form S-11 (File No. 333-239911) filed with the SEC on July 17, 2020).
4.4	Amended and Restated Bylaws of NETSTREIT Corp. (incorporated by reference to Exhibit 3.4 of Amendment No. 2 to the Form S-11 (File No. 333-239911) filed with the SEC on August 11, 2020).
4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form S-11 (File No. 333-239911) filed with the SEC on July 17, 2020).
4.6	NETSTREIT Corp. 2019 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.7 of the Form S-11 (File No. 333-239911) filed with the SEC on July 17, 2020).
5.1	Opinion of Venable LLP (filed herewith).
23.1	Consent of KPMG (filed herewith).
23.2	Consent of Venable LLP (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on October 30, 2020.

NETSTREIT Corp.

/s/ Mark Manheimer
Name: Mark Manheimer
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Manheimer and Andrew Blocher, or each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of NETSTREIT Corp. and any subsequent registration statements related thereto pursuant to Instruction E to Form S-8 (and all further amendments, including post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Capacity in Which Signed	Date

/s/ Mark Manheimer Mark Manheimer	President, Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2020

/s/ Andrew Blocher Andrew Blocher	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	October 30, 2020

/s/ Patricia McBratney Patricia McBratney	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 30, 2020

/s/ Todd Minnis Todd Minnis	Chairman of the Board of Directors	October 30, 2020

/s/ Michael Christodolou Michael Christodolou	Director	October 30, 2020

/s/ Heidi Everett Heidi Everett	Director	October 30, 2020

/s/ Matthew Troxell Matthew Troxell	Director	October 30, 2020

/s/ Lori Wittman Lori Wittman	Director	October 30, 2020

/s/ Robin Zeigler Robin Zeigler	Director	October 30, 2020